Exhibit 10.4

AMENDMENT NO. 1
TO
AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of June 26, 2009, by and between Cornerstone Therapeutics Inc., a Delaware corporation (the “Company”), and David Price (the “Executive”).

WHEREAS, the Company and the Executive entered into the Amended and Restated Executive Employment Agreement, dated as of May 6, 2009 (the “Agreement”), which will be effective on the Closing Date (as such term is defined in the Stock Purchase Agreement, dated as of May 6, 2009, between the Company and Chiesi Farmaceutici SpA); and

WHEREAS, the Company and the Executive desire to amend the Agreement in certain respects.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Appendix B to the Agreement is hereby deleted in its entirety and replaced with the Appendix B attached hereto.

2. This Amendment shall become effective on the Closing Date (as such term is defined in the Stock Purchase Agreement, dated as of May 6, 2009, between the Company and Chiesi Farmaceutici SpA).

3. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED EXECUTIVE
EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth above.

CORNERSTONE THERAPEUTICS INC.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard
Title:       President and Chief Executive Officer

EXECUTIVE

/s/ David Price
David Price

APPENDIX B
Covered Shares

136,556